UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2012

RailAmerica, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32579	65-0328006
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7411 Fullerton Street, Suite 300

Jacksonville, Florida 32256

(800) 342-1131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2012, RailAmerica, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Genesee & Wyoming Inc. (“Parent”), a Delaware corporation, and Jaguar Acquisition Sub Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity, which will become a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”) will be converted into the right to receive $27.50 in cash, without interest, other than any shares of Common Stock owned by Parent or the Company or any of their subsidiaries (which will automatically be canceled with no consideration paid therefor) and those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn (“Dissenting Shares”). At the effective time of the merger, all unvested shares of restricted stock and restricted share units will be converted into a comparable award in respect of Parent’s common stock.

Under the Merger Agreement, consummation of the Merger is subject to satisfaction or waiver of certain customary closing conditions, including, among others: (i) if approval of the Merger Agreement by a majority of the Company’s outstanding shares (the “Company Stockholder Approval”) is obtained by the Consent (as defined below), the information statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Merger shall have been cleared by the SEC and shall have been sent to stockholders of the Company (in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at least twenty (20) days prior to the Effective Time; (ii) the absence of any law issued, or order granted, by any governmental entity that is in effect and has the effect of making the consummation of the Merger illegal, prohibiting or otherwise preventing the consummation of the Merger; (iii) the approval or authorization of the Surface Transportation Board (“STB”) for a voting trust transaction through an exemption or notice of exemption pursuant to which shares of the surviving entity shall be placed into an irrevocable voting trust pending receipt of final STB exemption or, if the STB declines to authorize such a voting trust transaction, receipt of such final STB approval or exemption; and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada), the Investment Canada Act (Canada) and any other applicable pre-clearance or similar approval requirement of any foreign competition law.

Following execution of the Merger Agreement on July 23, 2012, RR Acquisition Holding LLC (“RR Acquisition”), which is owned by certain investment funds managed by affiliates of Fortress Investment Group LLC, holding a majority of the issued and outstanding shares of Common Stock, executed and delivered to the Company and Parent a written consent, a form of which is attached to the Merger Agreement as Exhibit A (the “Consent”), adopting the Merger Agreement. As a result of the execution and delivery of the Consent, the Company Stockholder Approval has been obtained. Notwithstanding the execution and delivery of the Consent constituting the Company Stockholder Approval, the Merger Agreement provides that the Company may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited takeover proposal (a “Takeover Proposal”) that the Board of Directors determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that, in the event that the Board of Directors determines in good faith that such a takeover proposal constitutes a Superior Proposal and the Company complies with certain notice and other conditions set forth in the Merger Agreement, including providing Parent with a three (3) business day period to match or improve upon such Superior Proposal, and Parent does not deliver a proposal matching or improving upon such Superior Proposal (as determined by the Company’s Board of Directors in good faith) within such three (3) business day period, the Company may, prior to 11:59 p.m., New York City time, on August 22, 2012, terminate the Merger Agreement to accept such Superior Proposal.

Subject to certain exceptions relating to receipt of a Takeover Proposal that constitutes, or could reasonably be expected to lead to, a Superior Proposal, the Merger Agreement prohibits the Company and its subsidiaries and its and their officers, directors and other representatives from directly or indirectly soliciting, initiating, knowingly encouraging or taking any other action to knowingly facilitate Takeover Proposals from third parties.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company has agreed to conduct its business, in the ordinary and usual course of business and in a manner consistent with prior practice until the Merger is consummated.

The Merger Agreement contains certain provisions giving each of Parent and the Company rights to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement, under specified circumstances (including those described above), the Company may be required to pay Parent the Termination Fee.

The Merger Agreement contains certain terminations rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $49,000,000. The Merger Agreement also provides that Parent will pay, or cause to be paid, to the Company an amount equal to $135,000,000 (the “Reverse Termination Fee”) if the Company terminates the Merger Agreement under certain circumstances, in which (i) Parent fails to consummate the Merger when all the conditions set forth in the Merger Agreement have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Merger) and (ii) the closing of the Merger fails to occur on or prior to the second Business Day after the closing of the Merger was required to have occurred due to the proceeds of the Financing not being available in full pursuant to the Financing Commitments (as defined in the Merger Agreement) or any other definitive agreements relating thereto (or any amendment, replacement or supplement to any such Financing Commitments or definitive agreements).

In connection with entering into the Merger Agreement, Parent and RR Acquisition entered into a Voting Agreement, dated as of July 23, 2012, providing for RR Acquisition’s agreement to vote the shares held by it in the Company in favor of the transactions contemplated by the Merger Agreement. The Voting Agreement provides that it will terminate if the Merger Agreement is terminated in accordance with its terms, including in the event of a termination of the Merger Agreement in connection with a Superior Proposal.

The foregoing description of the Merger Agreement, the Voting Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, copies of each of which are attached hereto as Exhibits 2.1 and 99.1, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 23, 2012, RR Acquisition, the holder of 30,350,000 shares of Common Stock, constituting approximately 59.6% of the voting power of the outstanding shares of Common Stock at that time, executed the Consent adopting the Merger Agreement. The consent terminates if the Company terminates the Merger Agreement in accordance with its terms, including in connection with a Superior Proposal (as described in Item 1.01 above). No further approval of the stockholders of the Company is required to adopt the Merger Agreement. The Company will file with the SEC as promptly as practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 8.01	Other Events.

On July 23, 2012, the Company and Parent jointly issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company and Parent may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to the Company at 7411 Fullerton Street, Suite 300, Jacksonville, Florida, 32256, Attention: Investor Relations, (800) 342-1131.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2012, by and among Genesee & Wyoming Inc., Jaguar Acquisition Sub Inc. and RailAmerica, Inc.

99.1	Voting Agreement, dated as of July 23, 2012, by and between RR Acquisition Holding LLC and Genesee & Wyoming Inc.

99.2	Press Release, dated July 23, 2012, jointly issued by RailAmerica, Inc. and Genesee & Wyoming Inc., regarding the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

July 23, 2012	By:	/s/ B. Clyde Preslar
Name: B. Clyde Preslar
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 23, 2012, by and among Genesee & Wyoming Inc., Jaguar Acquisition Sub Inc. and RailAmerica, Inc.

99.1	Voting Agreement, dated as of July 23, 2012, by and between RR Acquisition Holding LLC and Genesee & Wyoming Inc.

99.2	Press Release, dated July 23, 2012, jointly issued by RailAmerica, Inc. and Genesee & Wyoming Inc., regarding the Merger.

7